SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 27, 2007


                                TRUDY CORPORATION
                                 353 Main Avenue
                           Norwalk, Connecticut 06851


                           Commission File No. 0-16056


                      Incorporated in the State of Delaware


                      Federal Identification No. 06-1007765


                            Telephone: (203) 846-2274


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 204.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c)).
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Item 5.03   Amendments to Articles of Incorporation or Bylaws.

The registrant, pursuant to Article III, Section 1 of the By-Laws of the Corporation, increased the Board of Directors from the current number of six (6) Directors to the new number of eight (8) Directors. This change was made effective at its Board Meeting held on June 14, 2007.


Item 5.02

Election of Directors.

Pursuant to Article III, Section 2 of the By-Laws of the Corporation, the Board of Directors voted to fill the two vacancies on the Board with elections of Messrs. H. Kim Bangash and William S. Sondheim.

Mr. Bangash is the founder and chief executive officer of Redrum Entertainment in partnership with Hollywood mega-producer Joel Silver and his Dark Castle production company. Redrum is a convergent media company dedicated to the content categories of thriller and suspense. Prior to this, Mr. Bangash was a principal at Orchid Ventures, a private consulting firm and venture fund for entertainment and media companies. Orchid focuses on early stage media companies and entertainment projects including independent films. Orchid financed over a dozen independent films including the Academy Award winning Sling Blade and Academy Award nominated You Can Count on Me. Mr. Bangash is a graduate of Dartmouth College and holds an MBA from the Graduate School of Business at Columbia University.

Mr. William Sondheim is currently president of the retail and direct response division of Gaiam, a lifestyle-media company catering to people who value personal development, ecological living, natural health and inspirational entertainment. Prior to this Mr. Sondheim was executive vice president at DualDisc Worldwide, a division of Sony BMG Music Entertainment. Mr. Sondheim has extensive work experience in the music and entertainment field with positions in Goodtimes Entertainment, Polygram Video USA, Orion Home Video and Columbia Pictures Home Video. Mr. Sondheim is a graduate of Kenyon College.

Appointment of Principal Officer.

Effective August 1, 2007 the Board of Directors will promote Fell C. Herdeg from Vice President Finance to Chief Financial Officer and Vice President. Mr. Herdeg will receive a salary of $120,000, effective upon his promotion. Ms. Andersen, the Company's Chief Executive Officer, President and Publisher, has been the Acting Chief Financial Officer. She will cede the position to Mr. Herdeg on August 1, 2007.

Mr. Herdeg joined the Company in 2001. He was promoted to the position of Director of Finance in September of 2002 and again promoted to Vice President, Finance in 2005. Mr. Herdeg is a graduate of Trinity College and received an MBA from the Graduate School of Business Administration at Fordham University.

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

Item 9.01   Financial Statements and Exhibits.

(c)      Exhibits

         99.10    Press release of the Registrant, dated June 27, 2007.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TRUDY CORPORATION

Date:   June 27, 2007                  By  /s/ ASHLEY C. ANDERSEN
                                           ------------------------------------
                                           Ashley C. Andersen,
                                           Chief Executive Officer


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